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                                                                    Exhibit 10.1

                              IMCO Recycling Inc.
                          Performance Share Unit Plan


                    SECTION 1.  ESTABLISHMENT, PURPOSE,AND
                            EFFECTIVE DATE OF PLAN

     1.1  Establishment.  IMCO Recycling Inc., a Delaware corporation, hereby
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establishes the "IMCO RECYCLING INC. Performance Share Unit Plan" for key
employees (the "Plan"). The Plan permits the grant of performance units and performance share units.

     1.2  Purpose.  The purpose of the Plan is to foster and promote the long-
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term financial success of the Company and its Subsidiaries and materially increase the value of the Company and its Subsidiaries by (a) encouraging the long-term commitment of key employees, (b) motivating performance of key employees by means of long-term performance related incentives, (c) attracting and retaining outstanding key employees by providing incentive compensation opportunities, and (d) enabling participation by key employees in the long-term growth and financial success of the Company and its Subsidiaries.

     1.3  Effective Date.  The Plan shall become effective upon its adoption by
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the Board of Directors of the Company (i.e., December 15, 1999), subject to
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approval by the stockholders of the Company.  Awards may be granted hereunder on or after the effective date but shall in no event be exercisable by or payable to a Participant prior to such stockholder approval; and, if such approval of the stockholders is not obtained within twelve (12) months after the effective date, such Awards shall be of no force and effect.


                            SECTION 2.  DEFINITIONS

     2.1  Definitions.  In addition to the terms defined elsewhere herein,
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whenever used herein, the following terms shall have their respective meanings set forth below:

     (a) "Award" means any Performance Unit or Performance Share Unit granted pursuant to the Plan.

     (b) "Award Agreement" means a written agreement between a Participant and the Company which sets forth the terms of the grant of an Award.
     (c)  "Board" means the Board of Directors of the Company.

     (d) "Cause" means any action by the Participant or inaction by the Participant that constitutes: (i) a breach of a written employment agreement by that Participant; or (ii) misconduct, dishonesty, disloyalty, disobedience or action that might reasonably injure the Company or any or its Subsidiaries or their business interests or reputation.

     (e)  "Change in Control" shall have the meaning set forth in Section 10.2.
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     (f)  "Code" means the Internal Revenue Code of 1986, as amended.

     (g) "Committee" means the Compensation Committee of the Board or a subcommittee thereof, which shall consist of at least two members.

     (h)  "Company" means IMCO Recycling Inc., a Delaware corporation.

     (i) "Disability" means any mental or physical illness, condition, disability or incapacity that prevents the Participant from reasonably discharging the Participant's duties and responsibilities to the Company, as determined by the Committee in its sole discretion.

     (j) "Employee" means a regular salaried employee (including officers and directors who are also employees) of the Company or any of its Subsidiaries, or any branch or division thereof. An Award may be granted to a potential Employee in connection with hiring, retention or otherwise, prior to the date the Employee first performs services for the Company or its Subsidiaries, provided that such Award shall not become vested to any extent prior to the date the Employee first performs such services.

     (k) "Participant" means any Employee designated by the Committee to participate in the Plan.

     (l) "Performance Goals" shall mean the criteria and objectives determined by the Committee pursuant to the Plan, which shall be satisfied or met during the applicable Performance Period as a condition precedent to the Participant's receipt of payment with respect to any Performance Unit Award or Performance Share Unit Award. Such criteria and objectives may include, but are not limited to, earnings before interest, taxes, depreciation and amortization; return on assets; return on equity; growth in net earnings; growth in earnings per share; tangible net asset growth; any combination of the foregoing; or any other financial criteria and objectives determined by the Committee.

     (m) "Performance Period" means a period of time determined at date of grant by the Committee over which performance is measured for the purpose of determining a Participant's right to and the payment value of any Performance Unit Award or Performance Share Unit Award.

     (n) "Performance Unit Award" or "Performance Share Unit Award" means an Award representing a contingent right to receive cash at the end of a Performance Period based upon the achievement of certain Performance Goals pursuant to Section 6 of the Plan.

     (o) "Plan" means the IMCO Recycling Inc. Performance Share Unit Plan as set forth herein and any amendments hereto.

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     (p)  "Resigns for Good Reason" means a Participant's resignation caused by, and within ninety (90) days after the occurrence of, any one of the following: (i) an action is taken by the Company which results in a material diminution in the position or status of the Participant with the Company immediately prior to said action, except in connection with a termination of the Participant's employment as a result of the Participant's Disability or for Cause; (ii) a transfer or proposed transfer of the Participant to a location outside of the Participant's city of residence immediately prior to such transfer, without the Participant's prior written consent; or (iii) the Company reduces the annual base salary of the Participant, unless such decrease is the result of a general reduction affecting the annual base salaries of sixty percent (60%) or more of the then similarly situated employees of the Company; provided that the Company has failed to rescind or
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          remedy the action or occurrence prompting such resignation within five
          (5) days (or if it requires a longer period, a reasonable period of time) after the Participant has given the Company written notice identifying such action or occurrence.

     (q) "Retirement" means termination of employment due to retirement from the Company and its Subsidiaries in accordance with standard retirement policies of the Company and its Subsidiaries then in effect, or permitted early retirement as determined by the Board in its sole discretion.

     (r) "Subsidiary" means any corporation or entity of which more than 50% of the outstanding securities or ownership interests having ordinary voting power to elect a majority of the members of the Board of Directors or persons in a similar capacity of such corporation or entity, is, directly or indirectly, owned by the Company.

     2.2  Definitional Terms; Gender and Number.  All terms defined in this Plan
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shall have the meanings set forth herein when used in any Award Agreement or other document made or delivered pursuant to the Plan, except where the context thereof shall otherwise require. Except when otherwise indicated by the context, words in the masculine gender when used in the Plan shall include the feminine gender, the singular shall include the plural, and the plural shall include the singular. The words "hereof," "herein," "hereunder," and similar terms when used in this Plan shall refer to this Plan as a whole and not to any particular provision of the Plan.


                   SECTION 3.  ELIGIBILITY AND PARTICIPATION

     3.1  Eligibility and Participation.  Participants in the Plan shall be
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selected by the Committee from among those Employees who in the opinion of the
Committee, are key employees in a position to contribute materially to the Company's continued growth and development and to its long-term financial success. The Committee, upon its own action, may grant, but shall not be required to grant, an Award to any eligible Employee of the Company or any Subsidiary. The Committee shall determine the amounts, terms and conditions of each Award granted hereunder. Awards may be granted by the Committee at any time and from time

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to time to new Participants, or to already-participating Participants, or to a greater or lesser number of Participants, and may include or exclude previous Participants, as the Committee shall determine. The grant of an Award shall be evidenced by an Award Agreement setting forth such terms, provisions, limitations and performance criteria as are approved by the Committee, but not inconsistent with the Plan.

     Except as required by this Plan, Awards granted at different times need not contain similar provisions. The Committee's determinations under the Plan (including without limitation determinations of which Employees are to receive Awards, the form, amount and timing of such Awards, the terms and provisions of such Awards and the Award Agreements evidencing same) need not be uniform and may be made by the Committee selectively among Participants who receive, or are eligible to receive, Awards under the Plan.

     Notwithstanding any other provision contained in this Plan to the contrary, the Committee may delegate to the Chief Executive Officer of the Company from time to time the authority to grant up to a certain number (to be designated by the Committee from time to time) of Performance Units and/or Performance Share Units to be awarded to eligible Employees to be chosen by the Chief Executive Officer in his sole discretion, so long as those Employees are not at the date of grant an officer of the Company and are not and are not likely to be a "covered employee" (as that term is defined under Section 162(m) of the Code and the Treasury Regulations promulgated thereunder).


                          SECTION 4.  ADMINISTRATION

     4.1  Administration.  The Committee shall be responsible for the
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administration of the Plan.  Any member of the Committee may be removed at any time, with or without cause, by resolution of the Board in its sole discretion. Any vacancy occurring in the membership of the Committee may be filled by appointment by the Board.

     Plan administrative costs and expenses shall be paid by the Company. The Committee is authorized to interpret the Plan, to prescribe, amend, and rescind rules and regulations relating to the Plan, to provide for conditions and assurances deemed necessary or advisable to protect the interests of the Company, to correct any errors or inconsistencies in and make adjustments for mistakes or errors made in the administration of the Plan, and to make all other determinations necessary or advisable for the administration and application of the Plan, including but not limited to the eligibility and participation determinations as set forth in Section 3. Notwithstanding any provision contained herein to the contrary, the Committee may, at any time and from time to time, in its absolute discretion (i) accelerate the date on which any Award granted under the Plan vests, (ii) extend the date on which any Award granted under the Plan terminates, or (iii) remove, suspend or alter the restrictions imposed with respect to any Award granted under the Plan. Except as otherwise provided herein, determinations, interpretations, or other actions made or taken by the Committee pursuant to the provisions of the Plan shall be final and binding and conclusive for all purposes and upon all persons whomsoever, including the Company and all Participants.

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     To the extent that the Committee determines that the restrictions imposed by the Plan preclude the achievement of the material purposes of the Awards in jurisdictions outside the United States, the Committee will have the authority and discretion to modify those restrictions as the Committee determines to be necessary or appropriate to conform to applicable requirements or practices of jurisdictions outside of the United States.


                         SECTION 5.  DURATION OF PLAN

     5.1  Duration of Plan.  The Plan shall remain in effect, subject to the
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Board's right to earlier terminate the Plan pursuant to Section 11 hereof, until
December 15, 2009. Notwithstanding the foregoing, all Awards granted prior to the date specified in the preceding sentence will continue to be effective in accordance with their terms and conditions.


                      SECTION 6. PERFORMANCE UNIT AWARDS
                       AND PERFORMANCE SHARE UNIT AWARDS

     6.1  Grant of Performance Unit  or Performance Share Unit Awards.  Subject
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to the provisions of this Section 6, Performance Unit Awards or Performance
Share Unit Awards may be granted to Participants at any time and from time to time as shall be determined by the Committee. The Committee shall have complete discretion in determining the number of Performance Units or Performance Share Units to be awarded to any Participant. Any Award shall be subject to such conditions, restrictions and contingencies (including such Performance Goals) as the Committee shall determine. The Performance Period shall also be determined by the Committee and set forth in the Award Agreement.

     6.2  Performance Goals.  At the beginning of each Performance Period, the
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Committee shall (i) establish for each Performance Period the specific
Performance Goals as the Committee believes are relevant to the Company's overall business objectives; (ii) determine the value of a Performance Unit or a Performance Share Unit relative to the Performance Goals; and (iii) instruct senior management to notify each Participant in writing of the established Performance Goals and the minimum, target, and maximum Performance Unit or Performance Share Unit value for such Performance Period.

     6.3  Adjustments.  The Committee will make appropriate adjustments to
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exclude the effect of extraordinary corporate transactions, such as acquisitions, divestitures, recapitalizations and reorganizations, and will not take into account extraordinary or non-recurring accounting charges and items, insofar as they would otherwise affect the results under the applicable Performance Goals.

     6.4  Payment.  Upon completion of the Performance Period, the Committee
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shall certify the level of the Performance Goals attained and the amount of the
Award payable as a result thereof. The basis for payment of each Performance Unit or Performance Share Unit for a given Performance Period shall be the achievement of those Performance Goals determined by the Committee at the beginning of the Performance Period. If minimum performance is not

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achieved for a Performance Period, no payment shall be made, the Performance
Unit Award or Performance Share Unit Award will terminate and all contingent rights thereunder shall cease. If minimum performance is achieved or exceeded, the value of a Performance Unit or Performance Share Unit shall be based on the degree to which actual performance met or exceeded the pre-established minimum performance standards, as determined by the Committee. The amount of payment shall be determined by multiplying the number of Performance Units or Performance Share Units granted at the beginning of the Performance Period times the final Performance Unit or Performance Share Unit value. Payments shall be made in cash following the close of the applicable Performance Period.

     6.5  Deferral.  If the terms of the particular Award granted by the
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Committee so provide, the Participant may be provided an option to defer payment of the Participant's vested Performance Unit Award or Performance Share Unit Award.

     6.6  Termination of Employment Due To Death, Disability or Retirement.  In
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the case of death, Disability, or Retirement, the holder of a Performance Unit or Performance Share Unit (or his beneficiary, as the case may be) shall be entitled to receive following the end of the particular Performance Period, a pro rata payment based on the number of months' service during the Performance Period, and the level of achievement of Performance Goals during the Performance Period, to be determined by the Committee following the end of the Performance Period.

     6.7  Termination of Employment Other Than Death, Disability or Retirement.
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Except in circumstances in which a Change in Control is involved pursuant to
Section 9 hereof, in the event that a Participant terminates employment with the Company for any reason other than death, Disability or Retirement, all Performance Unit Awards and Performance Share Unit Awards shall be forfeited.

     6.8  Funding.  No provision of the Plan shall require the Company, for the
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purpose of satisfying any obligations under the Plan, to purchase assets or place any assets in a trust or other entity to which contributions are made or otherwise to segregate any assets in a manner that would provide any Participant any rights that are greater than those of a general creditor of the Company, nor shall the Company maintain separate bank accounts, books, records or other evidence of the existence of a segregated or separately maintained or administered fund if such action would provide any Participant with any rights that are greater than those of a general creditor of the Company. Participants shall have no rights under the Plan other than as unsecured general creditors of the Company. However, the Company may establish a "Rabbi Trust" for purposes of securing the payment pursuant to a Change in Control.

     6.9  Nontransferability.  Performance Units or Performance Share Units
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granted under the Plan may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution until the termination of the applicable Performance Period. All rights with respect to Performance Unit Awards and Performance Share Unit Awards granted to a Participant under the Plan shall be exercisable during his lifetime only by such Participant.

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     6.10 Restrictions on Awards.  It is intended that the Plan will provide
          ----------------------
Participants with opportunities for long-term incentive compensation which is not subject to the deduction limitation rules prescribed under Section 162(m) of the Code, and that the Plan be construed to the degree possible as providing for renumeration which is "performance-based compensation" within the meaning of
Section 162(m) of the Code and the Treasury Regulations promulgated thereunder. Notwithstanding the foregoing, the Committee may grant Awards to non-officers and individuals who are not and are likely not to be "covered employees" as that term is defined under Section 162(m) and the Treasury Regulations, which Awards may thereby not meet the requirements of being "performance-based compensation." In order for Awards to be "performance-based compensation," the grant of the Awards and the establishment of the Performance Goals shall be made during the period required under Section 162(m) of the Code.

     6.11 Maximum Amount.  No Participant may receive during any fiscal year of
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the Company, payment of Awards covering an aggregate of more than 300% of the target amount designated in the Participant's Award Agreement, which amount must be based on maximum achievement of Performance Goals and certified by the Committee. In addition, and in any event, no Participant may receive during any fiscal year payment of Awards totaling in excess of $4,500,000.


                      SECTION 7.  BENEFICIARY DESIGNATION

     7.1  Beneficiary Designation.  Each Participant under the Plan may name,
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from time to time, any beneficiary or beneficiaries (who may be named contingently or successively) to whom any benefit under the Plan is to be paid in the event of such Participant's death before such Participant receives any or all of such benefit. Each designation will revoke all prior designations by the same Participant, shall be in a form prescribed by the Committee, and will be effective only when filed by the Participant in writing with the Committee during his lifetime. In the absence of any such designation, benefits remaining unpaid at the Participant's death shall be paid to his estate.


                        SECTION 8.  RIGHTS OF EMPLOYEES

     8.1  Employment.  Nothing in the Plan shall interfere with or limit in any
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way the right of the Company to terminate any Participant's employment at any time or confer upon any Participant any right to continue in the employ of the Company.

     8.2  Participation.  No Employee shall have a right to be selected as a
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Participant or, having been so selected, to be selected again as a Participant.

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

                         SECTION 9.  CHANGE IN CONTROL

     9.1  In General.
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     (a)  Notwithstanding any other provision contained herein, in the event of a Change in Control, as defined in Section 9.2 below, affecting the Company in which the outstanding Awards granted by the Company prior to such Change in Control (and the Company's obligations in connection therewith) are not fully assumed by the Company after the Change in Control or the corporation or entity resulting from the Change in Control, or replaced by fully equivalent substitute Awards, then all outstanding Awards shall automatically be accelerated and become fully vested, whereupon all Performance Unit Awards and Performance Share Unit Awards shall be paid based upon the extent to which Performance Goals during the Performance Period have been met up to the date of the Change in Control, but in any event, not less than the target Award amount as set forth in each Participant's Award Agreement.

     (b) If there is a Change in Control of the Company in which the outstanding Awards granted by the Company prior to such Change in Control (and the Company's obligations in connection therewith) are fully assumed by the Company after the Change in Control or the corporation or other legal entity resulting from the Change in Control, or replaced by fully equivalent substitute Awards, then, except as otherwise provided in this Section 9, no acceleration of vesting of any unmatured installments of outstanding Awards granted by the Company shall occur.

     (c) In addition, notwithstanding any other provision contained in this Plan, in the event that a Participant's employment is terminated by the Company, within that period commencing on the date which is ninety
          (90) days prior to and continuing during the 24-month period following the effective date of a Change in Control (i.e., with such period ending on the same day of the 24th month following the effective date of the Change in Control), for any reason (other than such Participant's (i) voluntary resignation (which does not constitute a Resign for Good Reason resignation), (ii) termination as a result of death, Disability or Retirement, or (iii) termination by the Company for Cause), or such Participant Resigns for Good Reason within such period, then to the extent the Awards granted to such Participant have not already become fully vested pursuant to this Section 9, all outstanding Awards granted by the Company to such Participant shall, without further action by any person, immediately become fully vested in full, effective as of the date of such termination of employment, whereupon all Performance Unit Awards and Performance Share Unit Awards shall be paid out based upon the higher of the targeted Performance Goals or the extent to which the Performance Goals during the Performance Period have been met up to the date of the Change in Control or the date of termination (whichever date results in the then-higher value of the particular Award).

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     9.2  Definition.  For purposes of the Plan, a "Change in Control" shall
          ----------
mean the occurrence of any of the following events: (i) there shall be consummated any merger or consolidation pursuant to which shares of the Company's Stock would be converted into or exchanged for cash, securities or other property, or any sale, lease, exchange or other disposition (excluding disposition by way of mortgage, pledge or hypothecation), in one transaction or a series of related transactions, of all or substantially all of the assets of the Company (a "Business Combination"), in each case unless, following such Business Combination, all or substantially all of the holders of the outstanding Stock immediately prior to such Business Combination beneficially own, directly or indirectly, more than 50.1% of the outstanding common stock or equivalent equity interests of the corporation or entity resulting from such Business Combination (including, without limitation, a corporation which as a result of such transaction owns the Company or all or substantially all of the Company's assets either directly or through one or more Subsidiaries) in substantially the same proportions as their ownership, immediately prior to such Business Combination, of the outstanding Stock, (ii) the stockholders of the Company approve any plan or proposal for the complete liquidation or dissolution of the Company, (iii) any "person" (as such term is defined in Section 3(a)(9) or Section 13(d)(3) under the 1934 Act) or any "group" (as such term is used in Rule 13d-5 promulgated under the 1934 Act), other than the Company or any successor of the Company or any Subsidiary of the Company or any employee benefit plan of the Company or any Subsidiary (including such plan's trustee), becomes a beneficial owner for purposes of Rule 13d-3 promulgated under the 1934 Act, directly or indirectly, of securities of the Company representing 50.1% or more of the Company's then outstanding securities having the right to vote in the election of directors, or (iv) during any period of two consecutive years, individuals who, at the beginning of such period constituted the entire Board, cease for any reason (other than death) to constitute a majority of the directors, unless the election, or the nomination for election, by the Company's stockholders, of each new director was approved by a vote of at least a majority of the directors then still in office who were directors at the beginning of the period.


                     SECTION 10.  AMENDMENT, MODIFICATION,
                            AND TERMINATION OF PLAN

     10.1 Amendment, Modification, and Termination of Plan.  The Board at any
          ------------------------------------------------
time may terminate, and from time to time may amend or modify the Plan, provided, however, that unless required by law, no action contemplated or permitted by this Section 11.1 shall reduce the amount of any Award theretofore granted under the Plan without the consent of the affected Participant.


                         SECTION 11.   TAX WITHHOLDING

     11.1 Tax Withholding.  The Company shall have the power and the right to
          ---------------
deduct or withhold, or require a Participant to remit to the Company, an amount sufficient to satisfy Federal, state, and local taxes, domestic or foreign, required by law or regulation to be withheld with respect to any taxable event arising as a result of the Plan.

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

                         SECTION 12.  INDEMNIFICATION

     12.1 Indemnification.  Each Person who is or shall have been a member of
          ---------------
the Committee or of the Board, or who acts on behalf of or at the direction of the Committee or Board with respect to this Plan, shall be indemnified and held harmless by the Company against and from any loss, cost, liability, or expense that may be imposed upon or reasonably incurred by him in connection with or resulting from any claim, action, suit, or proceeding to which he may be a party or in which he may be involved by reason of any action taken or failure to act under the Plan and against and from any and all amounts paid by him in settlement thereof, with the Company's approval, or paid by him in satisfaction of any judgment in any such action, suit, or proceeding against him, provided he shall give the Company an opportunity, at its own expense, to handle and defend the same before he undertakes to handle and defend it on his own behalf. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such persons may be entitled under the Company's Certificate of Incorporation or Bylaws, as a matter of law, or otherwise, or any power that the Company may have to indemnify them or hold them harmless.


                          SECTION 13.  MISCELLANEOUS

     13.1 Requirements of Law.  The granting of Awards shall be subject to all
          -------------------
applicable laws, rules, and regulations, and to such approvals by any governmental agencies or national securities exchanges as may be required.

     13.2 Governing Law.  The Plan, and all agreements hereunder, shall be
          -------------
construed in accordance with and governed by the laws of the State of Delaware.

     13.3 Substitute Awards.  Awards may be granted under the Plan from time to
          -----------------
time in substitution for similar instruments held by employees or directors of a corporation, partnership, or limited liability company who become or are about to become Employees of the Company or any Subsidiary as a result of a merger or consolidation of the employing corporation with the Company, the acquisition by the Company of equity of the employing entity, or any other similar transaction pursuant to which the Company becomes the successor employer. The terms and conditions of the substitute Awards so granted may vary from the terms and conditions set forth in this Plan to such extent as the Committee or Board at the time of grant may deem appropriate to conform, in whole or in part, to the provisions of the incentives in substitution for which they are granted.

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